UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 1, 2015

(Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222 (Address of principal executive offices) (Zip Code)

(502) 636-4400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
Churchill Downs Incorporated (CDI) (NASDAQ: CHDN), announced today that it intends to commence a tack-on offering, subject to market and customary conditions, of an additional $250 million aggregate principal amount of its 5.375% Senior Notes due 2021 (the “Additional Notes”) beginning on December 2, 2015. The Additional Notes will be issued under the indenture pursuant to which CDI previously issued $300 million aggregate principal amount of 5.375% Senior Notes due 2021, all of which remain outstanding. The Additional Notes will be offered in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Additional Notes will be senior unsecured obligations of CDI and will be guaranteed by each of CDI’s domestic subsidiaries that guarantee its senior secured credit facility.

CDI expects to use the net proceeds from the offering to repay a portion of its outstanding borrowings, and accrued and unpaid interest outstanding under its senior secured credit facility and for general corporate purposes, which may include paying the anticipated earn out obligation in March 2016 related to our Big Fish Games acquisition and to pay related fees and expenses.

The foregoing description of the press release does not purport to be complete and is qualified in its entirety by reference to the press release, a copy of which is filed herewith as Exhibit 9.01 and is incorporated herein by reference.

This information in Item 7.01 of this Current Report on Form 8-K, including the exhibit relating hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated December 1, 2015 issued by Churchill Downs Incorporated.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED

December 1, 2015	/s/ Alan K. Tse
	By:	Alan K. Tse
	Title:	Executive Vice President, General Counsel and Secretary